Exhibit 5.1

Mayer Brown LLP 71 South Wacker Drive Chicago, Illinois 60606-4637

November 14, 2018	Main Tel +1 312 782 0600 Main Fax +1 312 701 7711 www.mayerbrown.com

Ally Wholesale Enterprises LLC

Corporation Trust Center

1209 Orange Street

Wilmington, Delaware 19801

Re:	Ally Wholesale Enterprises LLC
Registration Statement on Form SF-3 (No. 333- )

Ladies and Gentlemen:

We have acted as special counsel to Ally Wholesale Enterprises LLC, a Delaware limited liability company (the “Company”), in connection with the above-captioned registration statement (such registration statement, together with the exhibits and any amendments thereto, the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) in connection with the registration by the Company of asset-backed notes (the “Notes”). As described in the Registration Statement, the Notes will be issued from time to time in series, with each series being issued by Ally Master Owner Trust, a Delaware statutory trust (the “Trust”) formed by the Company pursuant to a Trust Agreement dated as of February 12, 2010 (the “Trust Agreement”) between the Company and the U.S. Bank Trust National Association, as owner trustee. The Notes will be issued pursuant to an Indenture dated as of February 12, 2010 (the “Indenture”), between the Trust and the Wells Fargo Bank, National Association, as indenture trustee, as supplemented by a related indenture supplement (each, an “Indenture Supplement”) between the Trust and a financial institution acting as indenture trustee (the “Indenture Trustee”).

In that connection, we generally are familiar with the proceedings required to be taken in connection with the proposed authorization, issuance and sale of any series of Notes and have examined copies of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purpose of this opinion, including the Registration Statement and, in each case as filed as an exhibit to the Registration Statement, the form of Underwriting Agreement, the Indenture, the Pooling and Servicing Agreement, the Trust Agreement, the form of Indenture Supplement (including the form of Notes included as an exhibit thereto), the Trust Sale and Servicing Agreement, the Custodian Agreement, the Administration Agreement, the Back-up Servicing Agreement and the form of Asset Representations Review Agreement (collectively, the “Operative Documents”). Terms used herein without definition have the meanings given to such terms in the Registration Statement.

Mayer Brown is a global services provider comprising an association of legal practices that are separate entities including Mayer Brown LLP

(Illinois, USA), Mayer Brown International LLP (England), Mayer Brown (a Hong Kong partnership) and Tauil & Chequer Advogados

(a Brazilian partnership).

MAYER BROWN LLP

Ally Wholesale Enterprises LLC

Based on and subject to the foregoing, we are of the opinion that, with respect to the Notes, when (a) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (b) such Notes have been duly executed and issued by the Trust and authenticated by the related Indenture Trustee, and sold by (or at the direction of) the Company and (c) payment of the agreed consideration for such Notes shall have been received by the Trust, all in accordance with the terms and conditions of the related Operative Documents and a definitive purchase, underwriting or similar agreement with respect to such Notes and in the manner described in the Registration Statement, such Notes will have been duly authorized by all necessary action of the Trust and will be legally issued and binding obligations of the Trust and entitled to the benefits afforded by the Indenture and the related Indenture Supplement, except as may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity, regardless of whether such matters are considered in a proceeding in equity or at law.

MAYER BROWN LLP

Ally Wholesale Enterprises LLC

Our opinions expressed herein are limited to the federal laws of the United States and the laws of the State of New York and the Delaware Statutory Trust Act. We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name therein without admitting we are “experts” within the meaning of the Securities Act of 1933, as amended, or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement or this exhibit.

Very truly yours,

/s/ Mayer Brown LLP

MAYER BROWN LLP